UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2011

AMERICAN ELECTRIC TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida	000-24575	59-3410234
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6410 Long Drive, Houston, TX	77087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 713-644-8182

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 26, 2011 American Electric Technologies, Inc. (the “Company”) announced the appointment of Frances Powell Hawes as Senior Vice President and Chief Financial Officer. Prior to joining the Company, Ms. Hawes, age 56, was most recently interim CFO of Sterling Chemicals, Inc. From 2005 to 2008 she served as CFO of NCI Building Systems, Inc. which manufactures and markets metal products primarily for the nonresidential construction industry of North America. Ms. Hawes was CFO of Grant Prideco, Inc., the world’s leader in drill pipe and drill stem technology, where she led Grant’s 100% spin-off from Weatherford International.

Ms. Hawes is employed pursuant to an agreement a copy of which is filed herewith as Exhibit 10.1 and incorporated by reference herein. A summary of the principal terms of the employment agreement are set forth in Exhibit 99.2 and incorporated by reference herein. This summary of Ms. Hawes employment agreement is qualified in its entirety by reference to the agreement.

Item 8.01	Other Events.

On September 26, 2011, the Company issued a press release announcing the appointment of Frances Powell Hawes as Senior Vice President and Chief Financial Officer of the Company. A copy of the press release is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Exhibit

10.1	Employment Agreement with Frances Powell Hawes.

99.1	Press release dated September 26, 2011 announcing the appointment of Frances Powell Hawes as Senior Vice President and Chief Financial Officer.

99.2	Summary of Frances Powell Hawes employment agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN ELECTRIC TECHNOLOGIES, INC.

Date: September 26, 2011	By:	/s/ Charles M. Dauber
Charles M. Dauber
President and CEO

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Employment Agreement dated with Frances Powell Hawes.

99.1	Press release dated September 26, 2011 announcing the appointment of Frances Powell Hawes as Senior Vice President and Chief Financial Officer.

99.2	Summary of Frances Powell Hawes employment agreement.